UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2009

GENTA INCORPORATED
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

Genta Incorporated (the “Company”) is reissuing its historical consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2008, 2007 and 2006 as amended (“2008 Form 10-K”) as filed with the Securities and Exchange Commission (“SEC”) on February 13, 2009 and as amended on April 6, 2009 to show the effects of the subsequent reverse stock split at a ratio of one for fifty shares implemented by the Company on June 26, 2009.

This Current Report on Form 8-K updates Items 6, 7 (with respect to the Results of Operations for the years ended December 31, 2006 through 2008) and 8 of the Company’s 2008 Form 10-K, as amended, to reflect the subsequent reverse stock split.  The updated financial information is attached to this Current Report on Form 8-K as Exhibits 99.1 99.2 and 99.3 and is incorporated by reference in the Company’s currently effective registration statements.   All other information in the Company’s 2008 Form 10-K has not been otherwise updated for events or developments that occurred subsequent to the filing of the 2008 Form 10-K.  The information in this Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and any filings made by the Company with the SEC since February 13, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
23.1	Consent of Amper,Politziner & Mattia, LLP
23.2	Consent of Deloitte & Touche LLP

99.1	Item 6. Selected Consolidated Financial Data
99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (with respect to the Results of Operations for the years ended December 31, 2006 through 2008)
99.3	Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated:    September 4, 2009